Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On July 8, 2025 (the “Closing Date”), Quanterix Corporation, a Delaware corporation (the “Company” or “Quanterix”), completed the transactions contemplated by the Amended and Restated Agreement and Plan of Merger dated as of April 28, 2025 (the “Merger Agreement”), by and among the Company, Wellfleet Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Akoya Biosciences, Inc., a Delaware corporation (“Akoya”). On the Closing Date, Merger Sub merged with and into Akoya (the “Merger”), with Akoya surviving the Merger as a wholly owned subsidiary of the Company. The Merger was described in the Registration Statement on Form S-4 (File No. 333- 284932) filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2025, as amended by Post-Effective Amendments Nos. 1 and 2, filed on May 21, 2025 and June 4, 2025, respectively, and declared effective by the SEC on June 12, 2025 (as amended, the “Registration Statement”).
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.00001 per share, of Akoya outstanding immediately prior to the Effective Time (other than (x) shares held as of the Effective Time by the Company, Merger Sub, any direct or indirect wholly owned subsidiary of the Company or Akoya or by Akoya as treasury shares and (y) shares as to which a holder properly demanded appraisal and did not withdraw or lose such claim for appraisal) was converted into the right to receive the following consideration: (a) 0.1470 (the “Exchange Ratio”) of a fully paid and nonassessable share of common stock, par value $0.001 per share, of Quanterix (the shares so delivered in respect of each share of Akoya common stock, the “Per Share Stock Consideration”) and, if applicable, cash in lieu of fractional shares, subject to any applicable withholding and (b) $0.37 in cash without interest (the “Per Share Cash Consideration”).
The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805 - Business Combinations (“ASC 805”). Under the acquisition method of accounting, the acquired identifiable tangible and intangible assets and liabilities assumed of Akoya are generally recognized based on their respective estimated fair values with any excess purchase price recognized as goodwill. Significant estimates and assumptions were used in determining the estimated purchase price and the estimated fair values of certain tangible and intangible assets acquired and liabilities assumed that are reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of Akoya immediately prior to the business combination for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. The pro forma adjustments are subject to modification based on the final determination of the fair value of the assets acquired and liabilities assumed and additional information that may become available. The Company is also in the process of performing a detailed review of Akoya’s accounting policies in an effort to determine if differences in accounting policies require further adjustment or reclassification of Akoya’s results of operations or assets or liabilities to conform to the Company’s accounting policies and classification. As a result, the Company may subsequently identify additional differences in the accounting policies which could have a material impact on the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates and policy review, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial statements give effect to the transaction as follows:
•The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Quanterix and Akoya as of June 30, 2025, as if the Merger occurred on June 30, 2025.
•The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 combines the historical consolidated statements of operations of Quanterix and Akoya as if the Merger occurred on January 1, 2024.
The unaudited pro forma condensed combined financial statements have been prepared using the audited consolidated financial statements of Quanterix for the year ended December 31, 2024, the unaudited consolidated financial statements of Quanterix as of and for the six months ended June 30, 2025, the audited financial statements of Akoya for the year ended December 31, 2024, and unaudited consolidated financial information of Akoya as of and for the six months ended June 30, 2025.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”). Article 11 of Regulation S-X provides requirements to depict the accounting for the transaction (“Transaction Accounting Adjustment”) and the option to present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments.
The unaudited pro forma condensed combined financial statements should be read in conjunction with Quanterix’s and Akoya’s historical financial statements (including each company’s quarterly and annual reports, as separately filed with the SEC) and the accompanying notes herein to the unaudited pro forma condensed combined financial statements, which describe the underlying assumptions and estimates to the adjustments. The pro forma events are believed to be (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing effect on the combined results of Quanterix and Akoya. Management believes these adjustments to be reasonable based upon the preliminary assessment of the available information.
The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of earnings that would have been realized if the Merger had been completed on the dates set forth above, nor is it indicative of future results or financial position. The unaudited pro forma condensed combined financial statements presented herein do not reflect the cost of any integration activities, cost savings from synergies, or cost increases from dis-synergies.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2025
(in thousands)

	Historical		Pro Forma
	Quanterix	Akoya, Reclassified - Note 8	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$132,896	$17,835	$(101,036)	(a),(b),(d)	$49,695
Marketable securities	128,276	—	—		128,276
Accounts receivables, net of allowance for expected credit losses	23,549	9,658	—		33,207
Inventory	30,142	23,206	1,294	(j)	54,642
Prepaid expenses and other current assets	7,254	3,484	—		10,738
Total current assets	322,117	54,183	(99,742)		276,558
Restricted cash	2,641	691			3,332
Property and equipment, net	15,748	7,247	4,939	(h)	27,934
Goodwill	—	18,262	13,489	(a), (b), (c), (d), (f), (g), (h), (i), (j)	31,751
Intangible assets, net	16,332	13,132	72,368	(g)	101,832
Operating lease right-of-use assets, net	15,710	3,460	(782)	(i)	18,388
Financing lease right-of-use assets, net	—	1,130	61	(i)	1,191
Other non-current assets	3,061	437	—		3,498
Total non-current assets	53,492	44,359	90,075		187,926
Total assets	$375,609	$98,542	$(9,667)		$464,484
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,124	$8,053	$—		$17,177
Accrued compensation and benefits	9,110	4,174	—		13,284
Accrued expenses and other current liabilities	15,388	8,583	8,120	(e)	32,091
Deferred revenue	9,427	6,185	—		15,612
Operating lease liabilities	5,153	2,715	(3)	(i)	7,865
Finance lease liabilities	—	443	7	(i)	450
Total current liabilities	48,202	30,153	8,124		86,479
Long-term debt, net of debt discount	—	76,796	(76,796)	(b)	—
Contingent consideration liability	—	3,584	—		3,584
Deferred revenue, net of current portion	1,056	2,550	—		3,606
Operating lease liabilities, net of current portion	30,381	2,815	(17)	(i)	33,179
Financing lease liabilities, net of current portion	—	537	34	(i)	571
Non-current portion of contingent consideration	2,718	—	—		2,718
Other non-current liabilities	794	180	(125)	(k)	849
Total non-current liabilities	34,949	86,462	(76,904)		44,507
Total liabilities	83,151	116,615	(68,780)		130,986
Stockholders' equity
Common stock	39	2	6	(c), (d)	47
Additional paid-in capital	813,945	297,261	(248,109)	(c), (d)	863,097
Accumulated other comprehensive loss	(928)	—	—	(c)	(928)
Accumulated deficit	(520,598)	(315,336)	307,216	(c), (e)	(528,718)
Total stockholders' equity	292,458	(18,073)	59,113		333,498
Total liabilities and stockholders' equity	$375,609	$98,542	$(9,667)		$464,484

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2025
(in thousands, except per share data)

	Historical		Pro Forma
	Quanterix	Akoya, Reclassified - Note 8	Transaction Accounting Adjustments	Note 6	Pro Forma Combined
Revenues:
Product revenue	$37,572	$25,945	$—		$63,517
Service and other revenue	15,853	8,883	—		24,736
Collaboration and license revenue	1,303	—	—		1,303
Grant revenue	82	—	—		82
Total revenue	54,810	34,828	—		89,638
Cost of goods sold and services:
Cost of product revenue	19,059	9,372	(20)	(b),(f)	28,411
Cost of service and other revenue	8,035	3,838	(14)	(b),(f)	11,859
Total costs of goods sold and services	27,094	13,210	(34)		40,270
Gross profit	27,716	21,618	34		49,368
Operating expenses:
Research and development	19,117	11,053	2,749	(a),(b),(f)	32,919
Selling, general and administrative	63,812	35,566	(5,470)	(a),(b),(c),(f)	93,908
Other lease costs	584	—	—		584
Impairment and restructuring costs	7,670	—	—		7,670
Total operating expenses	91,183	46,619	(2,721)		135,081
Loss from operations	(63,467)	(25,001)	2,755		(85,713)
Interest income (expense), net	5,962	(4,468)	3,085	(b),(d)	4,579
Change in fair value of contingent consideration	3,894	(266)	—		3,628
Other income (expense), net	108	(111)	—		(3)
Loss before income taxes	(53,503)	(29,846)	5,840		(77,509)
Income tax (expense) benefit	2,986	(55)	(24)	(e)	2,907
Net loss	$(50,517)	$(29,901)	$5,816		$(74,602)
Net loss per common share, basic and diluted	$(1.30)	$(0.60)	$—		$(1.61)
Weighted-average common shares outstanding, basic and diluted	38,801	49,788	7,517		46,318

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(in thousands, except per share data)

	Historical		Pro Forma
	Quanterix	Akoya, Reclassified - Note 8	Transaction Accounting Adjustments	Note 7	Pro Forma Combined
Revenues:
Product revenue	$79,740	$53,027	$—		$132,767
Service and other revenue	51,244	28,645	—		79,889
Collaboration and license revenue	4,452	—	—		4,452
Grant revenue	1,985	—	—		1,985
Total revenue	137,421	81,672	—		219,093
Cost of goods sold and services:
Cost of product revenue	33,304	22,555	2,466	(b), (c), (g)	58,325
Cost of service and other revenue	21,013	9,749	(288)	(b),(g)	30,474
Total costs of goods sold and services	54,317	32,304	2,178		88,799
Gross profit	83,104	49,368	(2,178)		130,294
Operating expenses:
Research and development	31,082	19,202	5,416	(a), (b), (g)	55,700
Selling, general and administrative	101,618	71,350	8,241	(a), (b), (d), (g)	181,209
Other lease costs	3,020	—	—		3,020
Impairment and restructuring costs	—	6,058	—		6,058
Total operating expenses	135,720	96,610	13,657		245,987
Loss from operations	(52,616)	(47,242)	(15,835)		(115,693)
Interest income (expense), net	14,655	(7,923)	8,450	(b), (e)	15,182
Change in fair value of contingent consideration	—	512	—		512
Other income (expense), net	(136)	(566)	—		(702)
Loss before income taxes	(38,097)	(55,219)	(7,385)		(100,701)
Income tax (expense) benefit	(434)	(146)	43	(f)	(537)
Net loss	$(38,531)	$(55,365)	$(9,512)		$(101,238)
Net loss per common share, basic and diluted	$(1.00)	$(1.12)	$—		$(2.21)
Weighted-average common shares outstanding, basic and diluted	38,367	49,419	7,517		45,884

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.Description of the Merger
On July 8, 2025, Quanterix completed the transactions contemplated by the Merger Agreement, by and among the Company, Merger Sub, and Akoya. On the Closing Date, Merger Sub merged with and into Akoya, with Akoya surviving the Merger as a wholly owned subsidiary of the Company.
As a result of the Merger, each issued and outstanding share of Akoya as of immediately prior to the Effective Time of the Merger was converted into the right to receive the Per Share Stock Consideration and Per Share Cash Consideration. Any partial share as a result of the Exchange Ratio was rounded down to the nearest whole value, with the differential value paid to the shareholder in cash. Additionally, pursuant to the terms of the Merger Agreement and the governing plans and agreements (including existing employment agreements), equity awards issued by Akoya that were outstanding as of immediately prior to the Effective Time were treated as follows:
•As of immediately prior to the Effective Time, each restricted stock unit in respect of shares of Akoya Common Stock (each, an “Akoya RSU”) that was outstanding immediately prior to the Effective Time (a “Rollover RSU”) was automatically converted into an award of restricted stock units with respect to shares of Quanterix Common Stock, with the number of shares of Quanterix Common Stock subject to each Rollover RSU equal to the product, rounded down to the nearest whole number of shares, of (i) the number of shares of Akoya Common Stock subject to such Akoya RSU immediately prior to the Effective Time and (ii) the Exchange Ratio. Such Rollover RSUs were otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya RSU immediately prior to the Effective Time, except that Akoya RSUs that, by their existing terms, provided for vesting acceleration triggered in connection with the Effective Time were so accelerated in accordance with such terms.
•As of immediately prior to the Effective Time, each Rollover Option was automatically converted into an option to acquire shares of Quanterix Common Stock, with (i) the number of shares of Quanterix Common Stock subject to each Rollover Option equal to (rounding down to the nearest whole number of shares) the product of (a) the number of shares of Akoya Common Stock subject to the relevant Akoya Option as of immediately prior to the Effective Time and (b) the Exchange Ratio, and (ii) the per share exercise price for the shares of Quanterix Common Stock issuable upon exercise of each Rollover Option equal to (rounding up to the nearest whole cent) (a) the per share exercise price for the shares of Akoya Common Stock subject to the relevant Akoya Option as in effect immediately prior to the Effective Time, divided by (b) the Exchange Ratio. Such Rollover Options were otherwise subject to the same terms and conditions, including vesting, as were applicable to the relevant Akoya Option immediately prior to the Effective Time, except that Akoya Options that, by their existing terms, provided for vesting acceleration triggered in connection with the Effective Time were so accelerated in accordance with such terms.
2.Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with SEC Article 11 of Regulation S-X and present the combination of the historical financial information of Quanterix and Akoya adjusted to give effect to the business combination and the other events contemplated by the Merger Agreement.
The Merger will be accounted for under the acquisition method of accounting for business combinations pursuant to ASC 805. Quanterix is the accounting acquirer, as it is the entity which contributed both equity and cash to fund the transaction and beneficially owns 100% of the outstanding shares of Akoya’s common stock. Under the acquisition method of accounting, Quanterix’s assets and liabilities remain at their historical carrying values and Akoya’s assets and liabilities will generally be recorded at their fair values measured as of the acquisition date under ASC 820 - Fair Value Measurements (“ASC 820”). The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

ASC 820 defines fair value, establishing the framework for measuring the fair value of any asset acquired or liability assumed under U.S. GAAP, expands disclosures for fair value measurements, and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value of the assets. Significant judgment is required in determining the preliminary fair values of identified intangible assets, property and equipment, inventory, deferred revenue, and certain other assets and liabilities. These preliminary valuations of assets acquired and liabilities assumed are determined using market, income, and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. Further, it assumes the highest and best use by the market participants and may not reflect management’s intended use for those assets. The final amounts of assets acquired and liabilities assumed will be dependent on a number of factors, which are not known or predicted with certainty at this time. As such, the final accounting for the acquisition may materially change the values recognized for the assets acquired and liabilities assumed and, as a result, materially change the unaudited pro forma financial information.
The historical consolidated financial statements of Quanterix and Akoya were prepared in accordance with U.S. GAAP and presented in U.S. dollars.
The accompanying unaudited pro forma financial information illustrates the combination of the financial information of Quanterix and Akoya adjusted to give effect to the business combination and other events contemplated by the Merger Agreement. The pro forma adjustments required to reflect the acquired assets and assumed liabilities are generally based on the estimated fair values of Akoya’s assets and liabilities as of June 30, 2025. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 give effect to the Akoya acquisition as though it had occurred on January 1, 2024.
The unaudited pro forma financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Quanterix, and they are based on the information available at the time of their preparation. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.
Accounting Policies and Reclassification
The accounting policies used in the preparation of the unaudited pro forma condensed combined financial statements are those described in Quanterix’s Annual Report on Form 10-K, as filed with the SEC on March 17, 2025. Quanterix is in the process of performing a detailed review of Akoya’s accounting policies in an effort to determine if differences in accounting policies require further adjustment or reclassification of Akoya’s results of operations or assets or liabilities to conform to the Company’s accounting policies and classification. As a result, the Company may subsequently identify additional differences in the accounting policies which could have a material impact on the unaudited pro forma condensed combined financial information. The adjustments described herein were necessary to ensure the comparability in the unaudited pro forma financial information.

3.Consideration Transferred
The following table presents the fair value of the consideration transferred for the Merger, determined as of July 8, 2025 (in thousands, except for the Exchange Ratio and stock price):

(in thousands, except for exchange ratio and stock price):
Akoya common stock outstanding as of July 7, 2025	49,957
Akoya Restricted Stock Units outstanding as of July 7, 2025	360
Akoya Options outstanding as of July 7, 2025	829
Total Akoya equity instruments to be converted	51,146
Exchange Ratio	0.147
Total shares of Quanterix common stock to be issued	7,518
Quanterix stock price	$6.54
Fair value of Quanterix common stock transferred to Akoya shareholders (a)	$49,160
Cash consideration paid (b)	$18,924
Cash paid in lieu of fractional shares issued by Quanterix (c)	$11
Cash paid for debt extinguishment (d)	$82,101
Total fair value of consideration transferred	$150,196
Notes:
a)Represents the stock consideration paid to Akoya stockholders at an adjusted Exchange Ratio of 0.147 and using the last reported sale price of Quanterix shares on the Nasdaq Global Market on July 7, 2025.
b)Represents cash consideration paid to Akoya stockholders of $0.37 per share of Akoya common stock, per the Merger Agreement.
c)Represents the fair value of the fractional shares paid in cash to Akoya stockholders as purchase consideration upon the effectiveness of the Merger.
d)Represents the repayment of Akoya’s long-term debt upon the effectiveness of the Merger.

4.Preliminary Acquisition Accounting
The recognition of the acquired assets and assumed liabilities with respect to the Merger is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be using currently available information. The final purchase price allocation will be determined when the Company has gathered the information necessary to complete the detailed valuations and related calculations. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final acquisition accounting and the resulting effect on the combined entity’s financial position and results of operations may differ materially from the pro forma amounts included herein.
The following table sets forth a preliminary estimate of the amounts to be recognized for the identifiable tangible and intangible assets acquired and liabilities assumed, with the excess purchase consideration recorded to goodwill, as if the Merger occurred on June 30, 2025:

(in thousands):	Amount
Cash and cash equivalents	$17,835
Accounts receivable, net of allowance for expected credit losses	9,658
Inventory	24,500
Prepaid expenses and other current assets	3,484
Restricted cash	691
Property and equipment, net	12,186
Intangible assets, net	85,500
Operating lease right of use assets, net	2,678
Finance lease right of use assets, net	1,191
Other non-current assets	437
Total assets acquired	$158,160
Accounts payable	8,053
Accrued expenses and other current liabilities	12,757
Deferred revenue	6,185
Operating lease liabilities	2,712
Finance lease liabilities	450
Contingent consideration liability	3,584
Deferred revenue, net of current portion	2,550
Operating lease liabilities, net of current portion	2,798
Finance lease liabilities, net of current portion	571
Other non-current liabilities	55
Total liabilities assumed	39,715
Total assets acquired in excess of liabilities assumed	118,445
Goodwill	31,751
Total consideration transferred	$150,196

5.Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025
a) Payment of $11 thousand to Akoya's shareholders for fractional shares; refer to Note 3c.
b) Represents the elimination of Akoya's long-term debt as part of the purchase price. Quanterix paid off Akoya’s long term debt directly, therefore this debt is not part of the liabilities assumed, but rather is considered part of the purchase price.

(in thousands):	Amount
Carrying value of long-term debt	$76,796
Prepayment penalty and exit fee on long-term debt	5,306
Total payments related to long-term debt	$82,102
c) Elimination of Akoya's historical stockholders' equity of $18,073 thousand
d) Recording estimated purchase consideration of $150,196 thousand, of which $82,101 thousand was already recorded above in entry (b) through the elimination of debt. $8 thousand is included in common stock as par value of 7,770 shares outstanding at a par value of $0.001 per share with the balance of $150,189 thousand included in additional paid-in capital, and cash of $18,936 thousand for the payment of Akoya outstanding and fractional shares.

(in thousands, except for exchange ratio and stock price):	Shares	Price / Exchange Value	Value
Common Shares issued for consideration	7,341,938	$6.54	$48,016
Common Shares issued for Accelerated RSUs (Settled)	52,925	$6.54	346
Options Converted to Quanterix common shares	121,866	$6.54	797
Cash for Akoya outstanding shares	49,956,551	$0.37	18,484
Cash to settled RSU holders			133
Cash to Options holders			308
Cash for fractional shares			11
Total consideration			68,095
Akoya debt paid off by Quanterix			82,101
Total consideration transferred			$150,196
e) Reflects the accrual of Quanterix's non-recurring transaction costs of $8,120 thousand related to the Merger, including fees expected to be paid for financial advisors, legal services, and professional accounting services. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 does not reflect $3,157 thousand of consulting fees and legal fees incurred by Akoya subsequent to June 30, 2025 as a result of the Merger .
f) Represents the elimination of $18,262 thousand of existing goodwill of Akoya and the preliminary recognition of $31,751 thousand of goodwill arising from the Merger, which is not expected to be deductible for tax purposes.

g) Represents the elimination of $13,132 thousand of existing intangible assets of Akoya, and preliminary recognition of $85,500 thousand of identifiable intangible assets attributable to the transaction.

(in thousands):	Fair Value	Estimated useful lives	Amortization expense for the six months ended June 30, 2025
Customer Relationships	$2,200	9	$122
Developed Technology	59,200	9.5	3,116
In-Process Research & Development (IPR&D)	24,100	—	—
Total	$85,500		$3,238
These preliminary estimates of fair value and estimated useful lives will likely differ from the final amounts Quanterix will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease to goodwill and a resulting increase or decrease in the amortization expense of approximately $611 thousand for the six months ended June 30, 2025, and $1,221 thousand for the year ended December 31, 2024, based on a weighted average useful life of 6.8 years.
h) Represents a property and equipment step-up in fair value of $4,939 thousand as follows:

(in thousands):	Amount
Property, plant and equipment	$2,057
Demo Inventory	2,882
i) Represents adjustments to remeasure material acquired lease liabilities and right-of-use assets in accordance with ASC 842 - Leases, as follows:

(in thousands):	Amount
Operating lease right-of-use assets	$(782)
Financing lease right-of-use assets, net	61
Operating lease liabilities	(3)
Current portion of financing lease liabilities	7
Operating lease liabilities, net of current portion	(17)
Financing lease liabilities, net of current portion	34
j) Represents an inventory step-up in fair value of $1,294 thousand.
k) Represents a decrease to the deferred tax liability associated with the preliminary fair value adjustments for the acquired inventory and identifiable intangible assets that are estimated to result in future taxable income. The majority of the assets acquired and liabilities assumed would be offset with pre-existing deferred tax assets and a valuation allowance. Accordingly, a $125 thousand net decrease to the deferred tax liability was recorded.

6.Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2025
a) Represents the elimination of historical intangible assets amortization expense and recognition of amortization expense related to intangible assets recognized as part of the Merger:

(in thousands):	Six Months Ended June 30, 2025
Elimination of historical intangible assets amortization expense classified within selling, general and administrative	$(1,155)
Recognition of amortization expense within selling, general and administrative	122
Selling, general and administrative, net impact	$(1,033)

(in thousands):	Six Months Ended June 30, 2025
Elimination of historical intangible assets amortization expense classified within research and development	$(272)
Recognition of amortization expense within research and development	3,116
Research and development, net impact	$2,844
The above adjustments relate to amortization of intangible assets recognized at their estimated fair values and is based on the useful life of such assets outlined in Note 5g.
b) Represents the following adjustments associated with the elimination of Akoya’s historical lease expense, and the recognition of the estimated lease expense based on the remeasured material acquired lease liabilities and ROU assets:

(in thousands):	Six Months Ended June 30, 2025
Cost of service and other revenue	$4
Cost of product revenue	(4)
Selling, general and administrative	(77)
Research and development	8
Interest expense	(17)

c) Represents the following adjustments to selling, general and administrative expenses:

(in thousands):	Six Months Ended June 30, 2025
Transaction costs expected to be incurred (i)	$(4,701)
Adjustments to stock-based compensation expense due to replacement awards issued (ii)	505
Selling, general and administrative, net impact	$(4,196)
Notes:
i)As the transaction is assumed to have occurred January 1, 2024, Quanterix’s non-recurring transaction costs of $4,701 thousand related to the Merger, including fees expected to be paid for financial advisors, legal services, and professional accounting services, are assumed to have been incurred in the year ended December 31, 2024.
ii)Represents future employee services associated with rollover stock option awards that will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of the replacement awards.
d) Represents the elimination of $4,946 thousand of Akoya’s historical interest expense on long-term debt . Additionally, the adjustment includes an interest income reduction of $1,844 thousand associated with the interest foregone by Quanterix as a result of the assumed settlement of Akoya’s debt as of the acquisition date, and a reduction of interest expense on finance leases by $17 thousand.
e) Reflects an adjustment to the provision for income taxes as a result of the estimated income tax effects of the pro forma transaction accounting adjustments herein. The adjustment was calculated using a blended statutory income tax rate of 24.4%. The blended statutory tax rate is not necessarily indicative of the effective tax rate following the Merger.
f) Represents the adjustment to depreciation expense related to fixed assets recognized as part of the Merger:

(in thousands):	Six Months Ended June 30, 2025
Cost of product revenue	$(16)
Cost of service and other revenue	(18)
Selling, general and administrative	(164)
Research and development	(104)

7.Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2024
a) Represents the elimination of historical intangible assets amortization expense and recognition of amortization expense related to intangible assets recognized as part of the Merger:

(in thousands):	Year Ended December 31, 2024
Elimination of historical intangible assets amortization expense classified within selling, general and administrative	$(2,310)
Recognition of amortization expense within selling, general and administrative	244
Selling, general and administrative, net impact	$(2,066)

(in thousands):	Year Ended December 31, 2024
Elimination of historical intangible assets amortization expense classified within research and development	$(543)
Recognition of amortization expense within research and development	6,232
Research and development, net impact	$5,689
The above adjustments relate to amortization of intangible assets recognized at their estimated fair values and is based on the useful life of such assets outlined in Note 5g.
b) Represents the following adjustments associated with the elimination of Akoya’s historical lease expense and the recognition of the estimated lease expense based on the remeasured material acquired lease liabilities and ROU assets:

(in thousands):	Year Ended December 31, 2024
Cost of service and other revenue	$6
Cost of product revenue	—
Selling, general and administrative	6
Research and development	11
Interest expense	(27)
c) Represents an adjustment to increase cost of product revenue by $2,665 thousand for the year ended December 31, 2024, as it is expected that the fair value step-up in inventory will result in an increase to cost of goods sold as the existing inventory is expected to be sold within one year of the acquisition.

d) Represents the following adjustments to selling, general and administrative expenses:

(in thousands):	Year Ended December 31, 2024
Transaction costs expected to be incurred (i)	$10,477
Adjustments to stock-based compensation expense due to replacement awards issued (ii)	289
Selling, general and administrative, net impact	$10,766
Notes:
i)Reflects Quanterix’s non-recurring transaction costs of $10,477 thousand related to the Merger, including fees expected to be paid for financial advisors, legal services, and professional accounting services.
ii)Represents future employee services associated with rollover stock awards that will be expensed as stock-based compensation on a straight-line basis over the remaining service periods of the replacement awards.
e) Represents the elimination of $10,321 thousand of Akoya’s historical interest expense on long-term debt. Additionally, the adjustment includes an interest income reduction of $1,844 thousand associated with the interest foregone by Quanterix as a result of the assumed settlement of Akoya’s debt as of the acquisition date, and a reduction of interest expense on finance leases by $27 thousand.
f) Reflects an adjustment to the provision for income taxes as a result of the estimated income tax effects of the pro forma transaction accounting adjustments herein. The adjustment was calculated using a blended statutory income tax rate of 24.4%. The blended statutory tax rate is not necessarily indicative of the effective tax rate following the Merger.
g) Represents the adjustment to depreciation expense related to fixed assets recognized as part of the Merger:

(in thousands):	Year Ended December 31, 2024
Cost of product revenue	$(189)
Cost of service and other revenue	(294)
Selling, general, and administrative	(465)
Research and development	(284)

8.Reclassification Adjustments
The tables below represent the reclassification adjustments for certain financial statement line items as reported by Akoya under U.S. GAAP, to align with the expected presentation within Quanterix’s Consolidated Statements of Operations and Consolidated Balance Sheets post-Merger. Those balances not specifically referenced below have been presented within the equivalent Quanterix caption. Some amounts may not match the Akoya historical financial statement due to rounding.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025:

(in thousands):	Akoya - Historical	Reclassification	Notes	Akoya - As Reclassified
ASSETS
Current assets
Cash and cash equivalents	$17,835	$—		$17,835
Marketable securities	—	—		—
Accounts receivables, net of allowance for expected credit losses	9,658	—		9,658
Inventory	23,206	—		23,206
Prepaid expenses and other current assets	3,484	—		3,484
Total current assets	54,183	—		54,183
Restricted cash	691	—		691
Property and equipment, net	6,329	918	(c)	7,247
Demo inventory, net	918	(918)	(c)	—
Goodwill	18,262	—		18,262
Intangible assets, net	13,132	—		13,132
Operating lease right-of-use assets, net	3,460	—		3,460
Financing lease right-of-use assets, net	1,130	—		1,130
Other non-current assets	437	—		437
Total assets	$98,542	$—		$98,542
Current liabilities
Accounts payable	$8,053	$—		$8,053
Accrued compensation and benefits	—	4,174	(b)	4,174
Accrued expenses and other current liabilities	12,757	(4,174)	(b)	8,583
Deferred revenue	6,185	—		6,185
Operating lease liabilities	2,715	—		2,715
Finance lease liabilities	443	—		443
Total current liabilities	30,153	—		30,153
Long-term debt, net of debt discount	76,796	—		76,796
Contingent consideration liability, net of current portion	3,584	—		3,584
Deferred revenue, net of current portion	2,550	—		2,550
Operating lease liabilities, net of current portion	2,815	—		2,815
Financing lease liabilities, net of current portion	537	—		537
Deferred tax liability, net	140	(140)	(a)	—
Other liabilities	40	(40)	(a)	—
Other non-current liabilities	—	180	(a)	180
Total liabilities	116,615	—		116,615
Stockholders' equity
Common stock	2	—		2
Additional paid-in capital	297,261	—		297,261
Accumulated other comprehensive loss	—	—		—
Accumulated deficit	(315,336)	—		(315,336)
Total stockholders' equity	(18,073)	—		(18,073)
Total liabilities and stockholders' equity	$98,542	$—		$98,542
Notes:
(a)Represents reclassification of $140 thousand from deferred tax liability, net and $40 thousand from other liabilities, both to other non-current liabilities to conform to Quanterix's presentation.
(b)Represents reclassification of $4,174 thousand to break out accrued compensation and benefits from accrued expenses and other current liabilities to conform to Quanterix's presentation.
(c)Represents reclassification of $918 thousand of demo inventory to property and equipment, net to conform to Quanterix's presentation.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2025:

(in thousands):	Akoya - Historical	Reclassification	Notes	Akoya - As Reclassified
Revenues:
Product revenue	$25,945	$—		$25,945
Service and other revenue	8,883	—		8,883
Total revenue	34,828	—		34,828
Cost of goods sold and services:
Cost of product revenue	9,290	82	(a),(c)	9,372
Cost of service and other revenue	4,469	(631)	(a)	3,838
Total costs of goods sold and services	13,759	(549)		13,210
Gross profit	21,069	549		21,618
Operating expenses:
Research and development	11,325	(272)	(c)	11,053
Selling, general and administrative	34,745	821	(a)	35,566
Impairment and restructuring	—	—		—
Change in fair value of contingent consideration	266	(266)	(d)	—
Impairment	—	—		—
Restructuring	—	—		—
Total operating expenses	46,336	283		46,619
Loss from operations	(25,267)	266		(25,001)
Interest expense	(5,007)	5,007	(b)	—
Interest income (expense), net	539	(5,007)	(b)	(4,468)
Change in fair value of contingent consideration	—	(266)	(d)	(266)
Other income (expense), net	(111)	—		(111)
Loss before income taxes	(29,846)	—		(29,846)
Income tax (expense) benefit	(55)	—		(55)
Net loss	$(29,901)	$—		$(29,901)
Notes:
(a)Represents the reclassification of shipping and handling costs for product sales of $109 thousand from cost of product revenue and $631 thousand from cost of service and other revenue to selling, general and administrative to conform to Quanterix's presentation.
(b)Represents the reclassification of $5,007 thousand from interest expense to interest income (expense), net to conform to Quanterix's presentation.
(c)Represents the reclassification of Akoya's amortization of capitalized software costs of $272 thousand from research and development to cost of product revenue to conform to Quanterix's presentation.
(d)Represents the reclassification of the change in fair value of contingent consideration out of total operating expenses to conform to Quanterix's presentation.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2024:

(in thousands):	Akoya - Historical	Reclassification	Notes	Akoya - As Reclassified
Revenues:
Product revenue	$53,027	$—		$53,027
Service and other revenue	28,645	—		28,645
Total revenue	81,672	—		81,672
Cost of goods sold and services:
Cost of product revenue	22,039	516	(a),(d)	22,555
Cost of service and other revenue	11,755	(2,006)	(a)	9,749
Total costs of goods sold and services	33,794	(1,490)		32,304
Gross profit	47,878	1,490		49,368
Operating expenses:
Research and development	19,745	(543)	(d)	19,202
Selling, general and administrative	69,317	2,033	(a)	71,350
Impairment and restructuring	—	6,058	(b)	6,058
Change in fair value of contingent consideration	(512)	512	(e)	—
Impairment	2,971	(2,971)	(b)	—
Restructuring	3,087	(3,087)	(b)	—
Total operating expenses	94,608	2,002		96,610
Loss from operations	(46,730)	(512)		(47,242)
Interest expense	(10,429)	10,429	(c)	—
Interest income (expense), net	2,506	(10,429)	(c)	(7,923)
Change in fair value of contingent consideration	—	512	(e)	512
Other income (expense), net	(566)	—		(566)
Loss before income taxes	(55,219)	—		(55,219)
Income tax (expense) benefit	(146)	—		(146)
Net loss	$(55,365)	$—		$(55,365)
Notes:
(a)Represents the reclassification of shipping and handling costs for product sales of $27 thousand from cost of product revenue and $2,006 thousand from cost of service and other revenue to selling, general and administrative to conform to Quanterix's presentation.
(b)Represents the reclassification of $2,971 thousand from impairment and $3,087 thousand from restructuring to impairment and restructuring to confirm to Quanterix's presentation.
(c)Represents the reclassification of $10,429 thousand from interest expense to interest income (expense), net to conform to Quanterix's presentation.
(d)Represents the reclassification of Akoya's amortization of capitalized software costs of $53 thousand from research and development to cost of product revenue to conform to Quanterix's presentation.
(e)Represents the reclassification of the change in fair value of contingent consideration out of total operating expenses to conform to Quanterix's presentation.